                                                                      EXHIBIT 21

               SUBSIDIARIES OF ORBITAL COMMUNICATIONS CORPORATION

 NAME OF SUBSIDIARY   STATE OF INCORPORATION OR ORGANIZATION
 ------------------   --------------------------------------
ORBCOMM USA, L.P.                    Delaware